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                                                                   EXHIBIT 10.45

                                AMENDMENT NO. 2
                                    TO LEASE

        THIS AMENDMENT NO. 2 is made and entered into this 9th day of May, 1996, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (ARRILLAGA FAMILY TRUST) as amended (previously known as the "John Arrillaga Separate Property Trust"), and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and McAfee Associates, a Delaware corporation, as TENANT.

                                    RECITALS

        A. WHEREAS, by Lease Agreement dated May 10, 1993 Landlord leased to Tenant approximately 13,566 +/- square feet of that certain 45,000 more or less square foot building located at 2710 Walsh Avenue, Suite 200, Santa Clara, California, the details of which are more particularly set forth in said May 10, 1993 Lease Agreement, and

        B. WHEREAS, said Lease was amended by the Commencement Letter dated July 7, 1993 which confirmed (i) the Lease Commencement Date of July 1, 1993, and (ii) the Termination Date of June 30, 1996, and,

        C. WHEREAS, said Lease was amended by Amendment No. 1 dated September 27, 1995 which: (i) extended the Term for four (4) years and six (6) months; (ii) increased the square footage of the Leased Premises by 21,636 +/- square feet effective January 1, 1996; (iii) increased the square footage of the Leased Premises by 9,798 plus or minus square feet to 45,000 plus or minus square feet (100% of the building) effective August 1, 1996; (iv) amended the Basic Rent schedule and Aggregate Rent accordingly; (v) increased the Security Deposit due under the Lease; and (vi) added an "Option to Extend" paragraph to said Lease Agreement, and,

        D. WHEREAS, it is now the desire of the parties hereto to amend the Lease by: (i) changing the effective date of the 9,798 +/- square feet of Increased Premises set forth in Amendment No. 1 from August 1, 1996 to May 10, 1996 and (ii) adjusting the Basic Rent schedule and Aggregate Rent to reflect the revised commencement date of the additional 9,798 +/- square feet as hereinafter set forth.

                                   AGREEMENT

        NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

        1. INCREASED PREMISES: Effective May 10, 1996, the size of the Leased Premises will be increased by 9,798 +/- square feet, or from 35,202 plus or minus square feet to 45,000 +/- square feet of space, representing 100% of the building. Subject to Lease Paragraph 45 ("Maintenance of the Premises"), the additional 9,798 +/- square feet of space is leased on an "as-is" basis, in its present condition and configuration, as set forth in Blue on Exhibit D to Amendent No. 1, with the entire interior leased Premises shown in Red on Exhibit D to Amendment No. 1. It is specifically agreed between the parties that Landlord shall not be required to make, nor be responsible for any cost, in connection with any repair, restoration, maintenance and/or improvement to the Increased Premises throughout the Term of this Lease. Landlord makes no warranty or representation of any kind or nature whatsoever as to the condition or repair of the Increased Premises, nor as to the use or occupancy which may be made thereof.

        3. BASIC RENT SCHEDULE: The monthly Basic Rental shall be adjusted as follows:

        On May 10, 1996, the sum of SEVEN THOUSAND THREE HUNDRED ONE AND 09/100 DOLLARS ($7,301.09) shall be due, representing the Basic Rental due on the Increased Premises for the period of May 10, 1996 through May 31, 1996.

        On June 1, 1996, the sum of FORTY FIVE THOUSAND EIGHT HUNDRED NINETY THREE AND 40/100 DOLLARS ($45,893.40) shall be due, representing the Basic Rental due for the period of June 1, 1996 through June 30, 1996.

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        On July 1, 1996, the sum of FORTY SEVEN THOUSAND TWO HUNDRED FIFTY AND
NO/100 DOLLARS ($47,250.00) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 1996.

        On January 1, 1997, the sum of FORTY NINE THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($49,500.00) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 1997.

        On January 1, 1998, the sum of FIFTY ONE THOUSAND SEVEN HUNDRED FIFTY AND NO/100 DOLLARS ($51,750.00) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 1998.

        On January 1, 1999, the sum of FIFTY FOUR THOUSAND AND NO/100 DOLLARS ($54,000.00 shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 1999.

        On January 1, 2000, the sum of FIFTY SIX THOUSAND TWO HUNDRED FIFTY AND NO/100 DOLLARS ($56,250.00), shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2000.

        The Aggregate Basic Rent for the Lease shall be increased by $27,876.89 or from $3,367,857.30 to $3,395,734.19.

        EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said May 10, 1993 Lease Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 2 to Lease as of the day and year last written below.

LANDLORD:                               TENANT:

ARRILLAGA FAMILY TRUST                  MCAFEE ASSOCIATES
                                        a Delaware corporation

By /s/ John Arrillaga                   By /s/ R. J. Schwei
   ---------------------------             -------------------------------
   John Arrillaga, Trustee

Date: 5/22/96                           R. J. Schwei
     -------------------------          ----------------------------------
                                        Print or Type Name
RICHARD T. PEERY SEPARATE
PROPERTY TRUST                          Title: Secretary
                                              ----------------------------
By /s/ Richard T. Peery
   ---------------------------          Date: 5/15/96
   Richard T. Peery, Trustee                  ----------------------------

Date: 5/23/96
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